EXHIBIT 10.1

EXECUTION VERSION

NEW TERM LOAN COMMITMENT AGREEMENT NO. 1

NEW TERM LOAN COMMITMENT AGREEMENT NO. 1 dated August 13, 2013 and effective as of the New Term Loan Closing Date (as defined below) (this “Commitment Agreement”) relating to the Credit Agreement dated as of December 17, 2012 (as amended by Amendment No. 1 (the “Amendment”) dated as of August 13, 2013, the “Credit Agreement”), among SPECTRUM BRANDS, INC., as Lead Borrower (the “Lead Borrower”), SPECTRUM BRANDS CANADA, INC., as Canadian Borrower, SB/RH HOLDINGS, LLC, the Lenders party thereto and DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent (the “Administrative Agent”).

RECITALS:

WHEREAS, the Lead Borrower has, by notice to the Administrative Agent delivered pursuant to Section 2.23(a) of the Credit Agreement, requested New Term Loans (as defined in the Credit Agreement) in an aggregate principal amount of $1,150,000,000.

WHEREAS, each financial institution identified on the signature pages hereto as a “New Term Loan Lender” (each, a “New Term Loan Lender”) has agreed severally, on the terms and conditions set forth herein and in the Credit Agreement, to provide a portion of such New Term Loans and to become, if not already, a Lender for all purposes under the Credit Agreement.

The parties hereto therefore agree as follows:

SECTION 1.  Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.  Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Commitment Agreement becomes effective, refer to the Credit Agreement as amended hereby.  For the avoidance of doubt, after the New Term Loan Closing Date, any references to “date hereof,” or “date of this Agreement,” in the Credit Agreement, shall continue to refer to December 17, 2012.

SECTION 2.  New Term Loans.  Subject to and upon the terms and conditions set forth herein, each New Term Loan Lender party hereto severally agrees to make, on the New Term Loan Closing Date, (a) a single loan of term loans (each, a “Tranche A Term Loan”) in Dollars to the Lead Borrower in an amount equal to the commitment amount (if any) set forth next to such New Term Loan Lender’s name in Schedule 1 hereto under the caption “Tranche A Term Loan Commitment” and (b) a single loan of term loans (each, a “Tranche C Term Loan”, together with the Tranche A Term Loans, the “New Term Loans”) in Dollars to the Lead Borrower in an amount equal to the commitment amount (if any) set forth next to such New Term Loan Lender’s name in Schedule 1 hereto under the caption “Tranche C Term Loan Commitment”.  The gross proceeds required to be funded by each New Term Loan Lender (x) with respect to its Tranche A Term Loan Commitment, shall be equal to 99.50% of the principal amount of such Tranche A Term Loan and (y) with respect to its Tranche C Term Loan Commitment, shall be equal to 99.50% of the principal amount of such Tranche C Term Loan.

SECTION 3.  Availability and Use of Proceeds.  The New Term Loans shall be used solely:  (i) to redeem in full the Lead Borrower’s 9.500% Senior Secured Notes Due 2018 (the “Senior Secured

Notes”) and (ii) with the balance of the proceeds thereof for working capital and general corporate purposes including to pay fees and expenses incurred in connection with this Commitment Agreement and related transactions.

SECTION 4.  Applicable Margin and Related Definitions.  (a) The “Applicable Margin” shall mean, for any day (i) for the Tranche A Term Loans, (A) with respect to any Eurodollar Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate (as defined below), 2.25% per annum and (B) with respect to any ABR Loan bearing interest at a rate determined by reference to the Alternate Base Rate (as defined below), 1.25% per annum and (ii) for the Tranche C Term Loans, (A) with respect to any Eurodollar Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate, 2.75% per annum and (B) with respect to any ABR Loan bearing interest at a rate determined by reference to the Alternate Base Rate, 1.75% per annum.

(b)       The “Adjusted LIBO Rate” shall mean for the New Term Loans, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the greater of (i) 0.75% and (ii) the product of (A) the LIBO Rate (as defined below) in effect for such Interest Period and (B) Statutory Reserves.

(c)      The “Alternate Base Rate” shall mean for the New Term Loans, for any day, a rate per annum equal to the greatest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%, (iii) the Adjusted LIBO Rate applicable for an Interest Period of one month beginning on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1% and (iv) 1.75%.

(d)      The “LIBO Rate” shall mean for the New Term Loans, with respect to any Eurodollar Borrowing for any Interest Period, the higher of (i) the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers’ Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period and (ii) 0.75%.

SECTION 5.  Repayment of Tranche A Term Loans; Tranche A Maturity Date.  (a)  The Lead Borrower shall pay to the Administrative Agent, for the account of the applicable Lenders, on the dates set forth in Schedule 2 hereto, or if any such date is not a Business Day, on the next preceding Business Day (each such date, a “Tranche A Term Loan Repayment Date”), a principal amount of the Tranche A Term Loans incurred by it (as adjusted from time to time pursuant to Sections 2.11(b), 2.12, 2.13(e) and 2.22(d) of the Credit Agreement, as amended hereby) equal to the amount set forth in Schedule 2 for such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(b)      To the extent not previously paid, the Tranche A Term Loans shall be due and payable together with accrued and unpaid interest on the principal amount to be paid to but excluding the date that is the four year anniversary of the New Term Loan Closing Date (the “Tranche A Maturity Date”).

(c)      All repayments required pursuant to this Section 5 shall be subject to Section 2.11 and Section 2.16 of the Credit Agreement, but shall otherwise be without premium or penalty.

SECTION 6.  Repayment of Tranche C Term Loans; Tranche C Maturity Date.  (a)  The Lead Borrower shall pay to the Administrative Agent, for the account of the applicable Lenders, on the dates set forth in Schedule 3 hereto, or if any such date is not a Business Day, on the next preceding Business Day (each such date, a “Tranche C Term Loan Repayment Date”), a principal amount of the Tranche C Term Loans incurred by it (as adjusted from time to time pursuant to Sections 2.11(b), 2.12, 2.13(e) and 2.22(d) of the Credit Agreement, as amended hereby) equal to the amount set forth in Schedule 3 for such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(b)      To the extent not previously paid, the Tranche C Term Loans shall be due and payable together with accrued and unpaid interest on the principal amount to be paid to but excluding the date that is the sixth year anniversary of the New Term Loan Closing Date (the “Tranche C Maturity Date”).

(c)      All repayments required pursuant to this Section 6 shall be subject to Section 2.11 and Section 2.16 of the Credit Agreement, but shall otherwise be without premium or penalty.

SECTION 7.  Voluntary Prepayments.  Voluntary prepayments of Term Loans shall be applied to any Class or Classes of Term Loans at the Borrower’s election; provided that the amount applied to the Initial Term Loans may not be less than pro rata.  Any such voluntary prepayments of Tranche A Term Loans or Tranche C Term Loans shall be applied to the outstanding principal amounts due on a Tranche A Term Loan Repayment Date or a Tranche C Term Loan Repayment Date, as applicable, of such Class of Term Loans as directed by the Lead Borrower.

SECTION 8.  Repricing Transaction.  In the event that the Tranche A Term Loans or Tranche C Term Loans are prepaid in whole or in part pursuant to Section 2.12(a) or Section 2.13(c) of the Credit Agreement, as amended hereby, or in the event of an assignment of such Tranche A Term Loans or Tranche C Term Loans pursuant to Section 2.21(a)(iv) of the Credit Agreement, as amended hereby, in each case, in connection with a Repricing Transaction, on or prior to the date that is the six month anniversary of the New Term Loan Closing Date, the Lead Borrower shall pay to the relevant Lenders a prepayment fee equal to 1.00% of the principal amount so prepaid or assigned.

SECTION 9.  Other Terms.  Except as otherwise set forth in this Commitment Agreement, the New Term Loans shall have the same terms as the Initial U.S. Term Loan Facility, and shall share ratably in any mandatory prepayment of Term Loans.

SECTION 10.  Technical Amendments to the Credit Agreement to Effect the New Term Loans.  To effect the New Term Loans in accordance with Section 2.23 of the Credit Agreement, effective on the New Term Loan Closing Date, the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the amended Credit Agreement attached as Exhibit A hereto.

SECTION 11.  Representations and Warranties.  Each of Holdings and each Borrower represents and warrants:

(a)          the representations and warranties set forth in Article III of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects on and as of the

New Term Loan Closing Date after giving effect hereto and to any extension of loans requested to be made on the New Term Loan Closing Date and the application of the proceeds thereof, except to the extent such representations and warranties expressly relate to an earlier date (for purposes of this representation and warranty, (x) the reference to “Closing Date” in Section 3.22 of the Credit Agreement shall be deemed to refer to the New Term Loan Closing Date and such representation shall be made after giving effect to the New Term Loans made on the New Term Loan Closing Date and (y) the financial statements referenced in Section 3.05(a) of the Credit Agreement shall be deemed to refer to the financial statements most recently delivered by the Lead Borrower pursuant to Section 5.04 of the Credit Agreement);

(b)          at the time of and immediately after the New Term Loan Closing Date after giving effect hereto and to any extension of loans requested to be made on the New Term Loan Closing Date and the application of the proceeds thereof, no Default or Event of Default shall have occurred and be continuing;

(c)          each of Holdings, the Lead Borrower and each U.S. Subsidiary Guarantor has the power and authority to execute, deliver and perform its obligations under this Commitment Agreement and under each of the Loan Documents and each other agreement or instrument contemplated thereby as amended or supplemented hereby to which it is a party and, in the case of the Lead Borrower, to borrow hereunder;

(d)          the transactions contemplated hereby (i) have been duly authorized by all requisite corporate and, if required, stockholder action of Holdings, the Lead Borrower and each U.S. Subsidiary Guarantor and (ii) will not (A) violate (1) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of Holdings, the Lead Borrower or any U.S. Subsidiary Guarantor, (2) any order of any Governmental Authority or (3) any provision of any indenture, agreement or other instrument to which Holdings, the Lead Borrower or any U.S. Subsidiary Guarantor is a party or by which any of them or any of their property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (C) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Holdings, the Borrowers or with respect to each Borrower, any of their respective Restricted Subsidiaries (other than any Lien created under the Security Documents or the ABL Documents);

(e)           this Commitment Agreement has been duly executed and delivered by each Loan Party hereto, and this Commitment Agreement and each Loan Document to which it is  a party as amended or supplemented hereby constitutes a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditor’s rights generally or by equitable principles relating to enforceability;

(f)          no action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the transactions contemplated hereby, except for such as have been made or obtained prior to the New Term Loan Closing Date and are in full force and effect on the New Term Loan Closing Date;

(g)          after giving effect to the New Term Loans and the application of the proceeds thereof, the aggregate amount of all New Term Loan Commitments provided pursuant to Section

2.23 of the Credit Agreement and the aggregate principal amount of all New Term Loans to be made pursuant hereto will not exceed the Maximum Incremental Amount; and

(h)          the terms of this Commitment Agreement comply with the requirements of Section 2.23 of the Credit Agreement.

SECTION 12.  Conditions to the New Term Loan Closing Date.  This Commitment Agreement shall become effective as of the first date occurring on or prior to September 11, 2013 (such first date, the “New Term Loan Closing Date”) when each of the following conditions shall have been satisfied:

(a)          the Administrative Agent shall have received from Holdings, the Lead Borrower and each U.S. Subsidiary Guarantor, each New Term Loan Lender and the Administrative Agent an executed counterpart hereof or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof;

(b)          the representations and warranties set forth in Section 11 above shall be true and correct in all material respects on and as of the New Term Loan Closing Date after giving effect hereto and to any extension of loans requested to be made on the New Term Loan Closing Date and the application of the proceeds thereof;

(c)          no Default or Event of Default shall have occurred and be continuing or shall result from the borrowing of the New Term Loans;

(d)          the Administrative Agent shall have received an officer’s certificate executed by a Responsible Officer of the Lead Borrower and (x) certifying as clauses (b) and (c) above and (y) designating as to whether the each of the Tranche A Term Loans and the Tranche C Term Loans are to be incurred under clause (a) and/or clause (b), as applicable, of the definition of “Maximum Incremental Amount” in the Credit Agreement;

(e)          the Administrative Agent shall have received a Solvency Certificate from the chief financial officer of the Lead Borrower certifying the solvency of the Lead Borrower in accordance with Section 3.22 of the Credit Agreement (for purposes of this condition, the reference to “Closing Date” in Section 3.22 of the Credit Agreement shall be deemed to refer to the New Term Loan Closing Date and such representation shall be made after giving effect to the New Term Loans made on the New Term Loan Closing Date and the application of the proceeds thereof);

(f)          the Administrative Agent and any “Engagement Party” (each, an “Engagement Party”) referred to in the engagement letter (the “Engagement Letter”) entered into in connection herewith shall have received all applicable fees and other amounts due and payable on or prior to the New Term Loan Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder, under such Engagement Letter or under any other Loan Document;

(g)          the Administrative Agent shall have received (i) either (x) a copy of the certificate or articles of incorporation or equivalent organizational document, including all amendments thereto, of each Loan Party party hereto, and in the case of each U.S. Loan Party party hereto, certified as of a recent date by the Secretary of State of the state of its organization or (y) confirmation from such Loan Party that there has been  no change to such organizational documents since last delivered to the Administrative Agent, (ii)  a certificate as to the good standing of each Loan Party party hereto as of a recent date, from such Secretary of State or other applicable similar Governmental Authority; (iii) a certificate of the Secretary or Assistant Secretary of each Loan Party party hereto dated the New Term Loan Closing Date and certifying (A) that (x) attached thereto is a true and complete copy of the by-laws, operating agreement or similar governing document of such Loan Party as in effect on the New Term Loan Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below or (y) there has been  no change to such governing documents since last delivered to the Administrative Agent, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that any attached  certificate or articles of incorporation, equivalent organizational document, by-law, operating agreement or similar governing document of such Loan Party have not been amended (in the case of the articles of incorporation of each U.S. Loan Party since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above), and (D) to the extent not previously delivered to the Administrative Agent as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; and (iv) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (iii) above;

(h)          the Administrative Agent shall have received a favorable written opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for Holdings and the Borrowers reasonably acceptable to the Administrative Agent, (A) dated the New Term Loan Closing Date and (B) the Lead Borrower hereby request such counsel to deliver such opinion;

(i)          to the extent not previously delivered, the Administrative Agent shall have received at least 3 Business Days prior to the New Term Loan Closing Date (unless otherwise agreed by the Engagement Parties), to the extent requested by the Administrative Agent at least 5 Business Days prior to the New Term Loan Closing Date, all documentation and other information required by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including the USA PATRIOT Act;

(j)          the Administrative Agent shall have received a notice of Borrowing as required by Section 2.03 of the Credit Agreement;

(k)          the Administrative Agent shall have received evidence reasonably satisfactory to it that the Senior Secured Notes shall have been repaid, defeased or otherwise discharged (or irrevocable notice for redemption thereof has been given) substantially concurrently with or prior to the satisfaction of the other conditions precedent set forth in this Section 12; and

(l)          each of the (i) Amendment, which authorizes the issuance of the New Term Loans under the Credit Agreement and (ii) Sixth Amendment to the ABL Credit Agreement, which, among other provisions, consents to the issuance of the New Term Loans, shall be effective.

SECTION 13.  Acknowledgment of New Term Loan Lenders.  Each New Term Loan Lender expressly acknowledges that neither any Agent, nor any Engagement Party, nor any of their Affiliates nor any of their respective officers, directors, employees, agents or attorneys-in-fact have made any representations or warranties to it and that no act by any Agent or Engagement Party hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent or any Engagement Party to any New Term Loan

Lender.  Each New Term Loan Lender represents to the Agents and the Engagement Parties that it has, independently and without reliance upon any Agent, Engagement Party or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to provide its New Term Loans hereunder and enter into this Commitment Agreement and become a Lender under the Credit Agreement.  Each New Term Loan Lender also represents that it will, independently and without reliance upon any Agent, Engagement Party or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Credit Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates.  Each New Term Loan Lender hereby (a) confirms that it has received a copy of the Credit Agreement and each other Loan Document and such other documents (including financial statements) and information as it deems appropriate to make its decision to enter into this Commitment Agreement, (b) agrees that it shall be bound by the terms of the Loan Agreement as a Lender thereunder and that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (c) irrevocably designates and appoints the Agents as the agents of such New Term Loan Lender under the Credit Agreement and the other Loan Documents, and each New Term Loan Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of the Credit Agreement and the other Loan Documents and to exercise such powers and perform such duties as are delegated to such Agent by the terms of the Credit Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto and (d) specifies as its lending office and address for notices the offices set forth on the Administrative Questionnaire provided by it to the Administrative Agent prior to the date hereof.

SECTION 14.  Governing Law.  This Commitment Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

SECTION 15.  Confirmation of Guarantees and Security Interests.  By signing this Commitment Agreement, each Loan Party party hereto hereby confirms that (a) the obligations of the Loan Parties under the Credit Agreement as modified or supplemented hereby (including with respect to the Tranche A Term Loans and Tranche C Term Loans contemplated by this Commitment Agreement) and the other Loan Documents (i) are entitled to the benefits of the guarantees and the security interests set forth or created in the Holdings/Lead Borrower Guaranty, the U.S. Subsidiary Guaranty, the Security Documents, and the other Loan Documents, (ii) constitute “Obligations”, “Secured Obligations” and “Guaranteed Obligations” or other similar term for purposes of the Credit Agreement, the Security Documents and all other Loan Documents, (iii) notwithstanding the effectiveness of the terms hereof, the Holdings/Lead Borrower Guaranty, the U.S. Subsidiary Guaranty, the Security Documents, and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects and (b) each New Term Loan Lender shall be a “Secured Party”, a “Secured Creditor” and a “Lender” (including without limitation for purposes of the definition of “Required Lenders” contained in Section 1.01 of the Credit Agreement) for all purposes of the Credit Agreement and the other Loan Documents.  Each Loan Party party hereto ratifies and confirms that all Liens granted, conveyed, or assigned to any Agent by such Person pursuant to any Loan Document to which it is a party remain in full force and effect, are not released or reduced, and continue to secure full payment and performance of the Obligations as increased hereby.

SECTION 16.  Credit Agreement Governs.  This Commitment Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Lender or Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

SECTION 17.  Counterparts.  This Commitment Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Commitment Agreement by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall be effective as delivery of a manually executed counterpart of this Commitment Agreement.

SECTION 18.  Miscellaneous.  This Commitment Agreement shall constitute a “New Term Loan Commitment Agreement” and Loan Document for all purposes of the Credit Agreement and the other Loan Documents.  The Lead Borrower shall pay all reasonable fees, costs and expenses of the Administrative Agent incurred in connection with the negotiation, preparation and execution of this Commitment Agreement and the transactions contemplated hereby.  The provisions of this Commitment Agreement are deemed incorporated as of the New Term Loan Closing Date into the Credit Agreement as if fully set forth therein.  To the extent required by the Credit Agreement, each of the Lead Borrower and the Administrative Agent hereby consent to each New Term Loan Lender that is not a Lender as of the date hereof becoming a Lender under the Credit Agreement on the New Term Loan Closing Date.  In addition, the Lead Borrower hereby consents to the assignment by any New Term Loan Lender of all or a portion of its New Term Loans to any bank, financial institution or other investor identified by any Engagement Party in writing to the Lead Borrower on or prior to the date hereof.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Commitment Agreement to be duly executed as of the date first above written.

SPECTRUM BRANDS, INC.,

By:	/s/ Anthony L. Genito
	Name:	Anthony L. Genito
	Title:	Executive Vice President, Chief Financial Officer and Chief Accounting Officer

SB/RH HOLDINGS, LLC,

By:	/s/ John Beattie
	Name:	John Beattie
	Title:	Vice President

APN HOLDING COMPANY, INC. APPLICA CONSUMER PRODUCTS, INC. APPLICA MEXICO HOLDINGS, INC. HP DELAWARE, INC. TOASTMASTER INC. HPG LLC

By:	/s/ Anthony L. Genito
	Name:	Anthony L. Genito
	Title:	Executive Vice President

ROV HOLDING, INC.

By:	/s/ Anthony L. Genito
	Name:	Anthony L. Genito
	Title:	Vice President and Treasurer

SPECTRUM NEPTUNE US HOLDCO CORPORATION

By:	/s/ Anthony L. Genito
	Name:	Anthony L. Genito
	Title:	Vice President, Treasurer and Chief Financial Officer

[Signature Page to New Term Loan Commitment Agreement No. 1]

BALDWIN HARDWARE CORPORATION
KWIKSET CORPORATION
NATIONAL MANUFACTURING CO.
PRICE PFISTER, INC.
ROVCAL, INC.
WEISER LOCK CORPORATION
NATIONAL MANUFACTURING MEXICO A, LLC
NATIONAL MANUFACTURING MEXICO B, LLC
ROV INTERNATIONAL HOLDINGS LLC

By:	/s/ John Beattie
	Name:	John Beattie
	Title:	Vice President and Treasurer

UNITED INDUSTRIES CORPORATION

By:	/s/ John Beattie
	Name:	John Beattie
	Title:	Vice President

UNITED PET GROUP INC. DB ONLINE, LLC

By:	/s/ John Beattie
	Name:	John Beattie
	Title:	Vice President, Finance and Treasurer

SCHULTZ COMPANY

By:	/s/ Randy Lewis
	Name:	Randy Lewis
	Title:	President

[Signature Page to New Term Loan Commitment Agreement No. 1]

ADMINISTRATIVE AGENT:

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:	/s/ Dusan Lazarov
	Name:	Dusan Lazarov
	Title:	Director

By:	/s/ Benjamin Souh
	Name:	Benjamin Souh
	Title:	Vice President

[Signature Page to New Term Loan Commitment Agreement No. 1]

NEW TERM LOAN LENDERS

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as New Term Loan Lender

By:	/s/ Christopher Reo Day
	Name:	Christopher Reo Day
	Title:	Vice President

By:	/s/ Tyler R. Smith
	Name:	Tyler R. Smith
	Title:	Authorized Signatory

[Signature Page to New Term Loan Commitment Agreement No. 1]